SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NASHUA CORPORATION

          GAMCO INVESTORS, INC.
                                11/12/97            1,000-           13.2500
          GIL II, LTD.
                                11/17/97            1,000-           13.7500
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                11/07/97          150,000-           12.8750
               THE GABELLI ABC FUND
                                11/07/97          150,000            12.8750


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



                                       32